EXHIBIT 10.61

                               BIGEM HOLDINGS N.V.


                                     - and -



                            PETRODRILL SEVEN LIMITED



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                               LICENSING AGREEMENT

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THIS LICENCING AGREEMENT, is entered into this 5th of November 1998,

BETWEEN:

(1) BIGEM HOLDINGS N.V. a Corporation incorporated in accordance with\ the laws of the Netherlands Antilles and having its registered office at Anthony Veder Building, Kaya Richard Posner, Willemstad, Curacao, Netherlands Antilles (the Licensor ) and

(2) PETRODRILL SEVEN LIMITED a Company incorporated in accordance with the laws of the British Virgin Islands c/o Arias, Fabrega & Fabrega, P.O. Box 985, Omar Hodge Building, Wickham s Cay, Road Town, Tortola, B.V.I. (the
       Licencee ).

WHEREAS:

A. Scheepswerf de Hoop Lobith B.V. ( the Designer ) has designed and built a semi-submersible drilling platform AMETHYST 1 and has developed the AMETHYST 1 design into a revised design for the
       AMETHYST 2 .

B. Pursuant to an agreement dated 31st October 1997 the Designer assigned to the Licensor the whole right title and interest in and to the above mentioned design.

C. The Licencee desires to construct a platform in accordance with the Licensor s design data.

D. The Licensor is willing to grant to the Licencee a licence to use the said design data on the terms and conditions set out in this Agreement.

IN CONSIDERATION of the mutual covenants and obligations hereinafter set forth, it is hereby agreed between the Licensor and Licencee as follows:-

1.    GRANT OF LICENCE

      1.1 For the consideration hereinafter mentioned, the Licensor agrees to and does hereby grant to the Licencee, and the Licencee accepts, an irrevocable, non exclusive, perpetual licence to construct or procure the construction by a shipyard ( the Contractor ) of a dynamically positioned semi-submersible drilling or workover unit, ( the Unit ) in accordance with a design developed by the Designer for the construction of the Amethyst 1 and revised in the construction of the Amethyst 2 (hereinafter referred to as the Design ). The Licensor shall provide to the Licencee for use by the Licencee and the Contractor the design documentation, documentation and specifications listed in Annex A attached hereto ( the Design Documentation ).

      1.2 The Licensor agrees to supply the Licencee with any additional documentation pertaining to the design of the Unit where such documentation is necessary to supplement the Design Documentation in order to enable the Contractor to build the Unit or give guidance to the Licencee in its construction program. Such documentation may include but shall not be limited to, detailed engineering documentation, bills of material, purchase specifications and orders, planning, quality assurance and production information as used by the Designer in the construction of the Amethyst 1.

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      1.3   The Licensor agrees to carry out to the extent agreed any additional design tasks, including modification of the Design Documentation, if so requested by the Licencee, in accordance with Clause 3.4 hereunder.

2.    TIME SCHEDULED FOR PROVISION OF DESIGN DOCUMENTATION

      The Licensor shall provide the Design Documentation for transfer to the Licencee in accordance with the following provisions:-

      2.1 All Design Documentation shall be delivered to the Licencee within seven (7) working days of the execution of this Agreement.

      2.2 Any additional documentation referred to in Clause 1.2 will stay at the premises of the Designer and the Licensor will procure that it is at any time accessible to the Licencee. The Design Documentation shall at all times remain the property of the Licensor who shall keep the same fully confidential.

      2.3 Information or assistance requested in accordance with Clause 1.3 of this Agreement shall be given to the Licencee promptly by the Licensor on a best efforts basis.

      2.4 The Design Documentation shall be forwarded to the Licencee at the Licensor s expense, by which ever method is the preference of the Licencee.

3.    FEES

      In consideration for granting the licence and the provision of services described in this Agreement the Licencee shall pay to the Licensor a fee of total US$1,583,333 for the Unit ( the Fee ) payable as follows:-

      3.1 US$166,667 within five (5) banking days of each construction contract for a Unit (a Construction Contract ) becoming effective.

      3.2 US$1,250,000 within thirty (30) banking days of each Construction Contract becoming effective.

      3.3 The balance of the Fee shall be payable in four (4) equal semi-annual instalments commencing on delivery of each Unit in accordance with the Construction Contract.

      3.4 Additional design tasks or contract design modifications as may be requested by the Licencee in accordance with Clause 1.3 of this Agreement shall be paid for by the Licencee according to an agreed number of man hours charged at the rates given in Annex B.

      3.5 Technical support and assistance shall be charged according to the level of effort agreed based on the rates and expenses given in Annex B.

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  4.        CONDITIONS FOR DESIGN

      4.1 All documentation to be submitted by the Licensor to the Licencee under this agreement shall be presented in a clear, legible manner and according to best international offshore practice. All the Design Documentation shall be in the English language. Where this is not possible the Licensor shall assist the Licencee by procuring from the Designer suitable translations.

      4.2 The Licensor agrees to keep the Licencee informed of any design developments or modifications to design features or details carried out by the Designer as soon as such become available.

      4.3 The Licensor hereby warrants that the Design Documentation shall be free of errors and omissions and that provided that the Design Documentation is adhered to by the Contractor, the Unit shall meet the performance requirements of the outlined specifications.

      4.4 The Licensor agrees that it will correct promptly, at its own expense, any errors or omissions and return correct documentation to the Licencee as soon as possible after such error or omission has been rectified.

5.    CONDITIONS

      5.1 The Licensor shall take all necessary steps to enforce the terms and conditions contained in an assignment dated 31st October 1997 between the Designer and the Licensor ( the Assignment ).

6.    LAW AND JURISDICTION

      6.1 This Agreement shall in all respects be construed and interpreted in accordance with English law.

     67.2 Any dispute arising under or by virtue of this Agreement and/or the Design Documentation, or any difference in opinion between the Parties hereto concerning their rights and obligations under this Agreement and/or the Design Documentation shall be settled in the first place by mutual amicable agreement.

      6.3 Should the settling of matters under dispute not be possible by amicable agreement, any dispute or difference shall be settled by arbitration in London in accordance with provisions of the Arbitration Act 1996 or any statutory modifications or re-enactment thereof for the time being in force and shall be referred to a single arbitrator (an Arbitrator ) to be appointed by the Parties hereto. If the Parties cannot agree upon the appointment of a single Arbitrator the dispute shall be settled by three Arbitrators, each Party appointing one arbitrator, the third being appointed by the Chairman for the time being of the London Maritime Arbitrators Association.

      6.4 If either of the appointed Arbitrators refuses or is incapable of acting, the Party who appointed him shall appoint a new Arbitrator in his place.

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      6.5   If one of the Parties fails to appoint an Arbitrator, either originally or by way of substitution, for two weeks after the other Party having appointed his Arbitrator has sent the Party making default notice by mail or facsimile to make the appointment, the Party appointing the third Arbitrator shall, after application from the Party having appointed his Arbitrator, also appoint an Arbitrator on behalf of the Party making default.

      6.6 The award rendered by the Arbitration Court shall be final and binding upon the Parties and may if necessary be enforced by the Court or other competent authority in the same manner as a judgment in the Court of Justice.

      6.7 Work under this Agreement shall, if reasonably possible, continue during the arbitration proceedings.

  7.        MISCELLANEOUS

      This Agreement which incorporates all prior negotiations and understandings related to the subject matter hereof, sets forth the entire agreement of the parties hereto and shall not be modified except by written instrument executed by duly authorised representatives of the Parties. The failure of either Party to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a latter breach of a similar nature or otherwise.

  8.        NOTICES

      All notices, invoices and other communications required pursuant to this Agreement shall be in writing and deemed to have been sufficiently given or made if delivered by hand or sent by fax to the addressee at the address set out below;

      in the case of the Licensor:                    with a copy to:

            The Managing Director               President
            BiGem Holdings N.V.                 Pride International, Inc.
            Anthony Veder Building              5847 San Felipe, Suite 3300
            Kaya Richard Posner                 Houston, Texas 77057
            Willemstad
            Curacao                             Fax: 713 914 9796
            Netherlands Antilles

            Fax: 599 9461 6491

      in the case of the Licencee:

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            The Managing Director
            Petrodrill Offshore, Inc.
            Saffrey Square, Suite 205
            Bank Lane, P. O. Box N8188
            Nassau, Bahamas

            Fax: 011 44 1481 710254

      or to such other address as the relevant Party may from time to time notify to the other.

9.    CONFIDENTIALITY

      All information related to this Agreement regardless of whether such information concerns the Licensor, its clients, its associated companies or its contractors shall be treated as confidential and shall not be divulged by the Licencee to any third party without the prior written consent of the Licensor. The hereabove obligations shall survive the termination of the Agreement and shall remain in force for so long as the information covered by confidentiality has not otherwise become public knowledge.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first above written.



SIGNED by /s/ GERMAN EFROMOVICH           )
for and on behalf of German Efromovich    )
BIGEM HOLDINGS N.V.                       )
in the presence of:- /s/ Illegible        )



SIGNED by /s/ GERMAN EFROMOVICH           )
for and on behalf of German Efromovich    )
PETRODRILL OFFSHORE INC.                  )
in the presence of:- /s/ Illegible        )

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                                    ANNEX  A

                              DESIGN DOCUMENTATION

The Design documentation package delivered by the Licensor will consist of:

Outline specification
General Arrangement (Version p95019 A-N)
Intact stability with principal loading conditions
Preliminary Damage Stability
Weight Distribution
Main scantling drawings pontoons, columns and deckbox approved by LR Preliminary Electrical Balance
Principal schematics of pipe systems
Ballast system
Bilge system
Drain system
Compressed air system
Fuel System
Lube oil transfer system
Salt water cooling system
Low temperature freshwater cooling system
High temperature freshwater cooling system
Fire and deckwash system
Baryte/Bentonite system
Dry bulk cement system
Brine transfer system
Fire system, deluge system and sprinkler system
Technical freshwater/drillwater transfer system
Sanitary system
Hydrostatics
Lines plan

REFERENCE DOCUMENTATION
This concerns all information available on AMETHYST 1 . This information is available at the premises of [the Licensor/the Designer] and copies will be made available to representatives of the Licencee upon request.

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                                    ANNEX  B

                                  REMUNERATION

The work performed in accordance with this Agreement in Clauses 3.3 and 3.4 shall be remunerated as follows:-

Each working day of 8 hours     US$850
Excluded Tax, VAT if any
Excluded are costs for proper travelling and accommodation.
Maximum continuous period outside [Holland] 21 days.
Costs to be paid within 30 days after receipt of invoice.